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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                  AETNA INC.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Aetna Inc. issued the following press release today:

                                                            MEDIA CONTACT:
                           151 Farmington Avenue            Fred Laberge
                           Hartford, Conn. 06156            (860) 273-4788
                                                            Labergear@aetna.com

                                                            INVESTOR CONTACT:
                                                            Dennis Oakes
                                                            (860) 273-6184
                                                            OakesD@aetna.com


                AETNA EARNS HIGH RANKING ON CORPORATE GOVERNANCE

        COMPANY RATED IN TOP TIER BY INSTITUTIONAL SHAREHOLDER SERVICES


HARTFORD, CONN., APRIL 7, 2003 -- Aetna (NYSE: AET) announced today that it has earned high ratings for its corporate governance practices from Institutional Shareholder Services (ISS), an independent provider of proxy voting and corporate governance services.

According to ISS' proxy analysis, Aetna's governance outperformed 96.2 percent of the companies in the S&P 500 and 99.7 percent of the companies in the Health Care Equipment and Services group.

"We are gratified to have earned this recognition," said John W. Rowe, M.D., chairman and chief executive officer of Aetna. "It reinforces the importance that Aetna places on sound corporate governance and emphasizes our efforts to properly align our corporate governance practices with shareholder interests."

Over the past year, Aetna has made a number of changes in its corporate governance practices, including termination of its shareholder rights plan.

Aetna's Board of Directors also voted to recommend the following changes to the company's Articles of Incorporation and By-Laws, which will be voted upon by shareholders at its 2003 Annual Meeting on April 25:

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Aetna/2


     - Reducing the vote required for shareholders to approve mergers, consolidations and similar transactions from two-thirds of outstanding shares to a simple majority of outstanding shares.

     - Granting shareholders the right to call a special meeting with the support of two-thirds of the outstanding shares.

     - Reducing the vote required for shareholders to amend certain portions of the Company's By-Laws from 80 percent of outstanding shares to two-thirds of outstanding shares, consistent with the level of shareholder support necessary to call a special meeting.

Aetna early this year also announced that the company has begun making its key corporate governance documents publicly available on Aetna's Web site. The site, which can be accessed from the home page of www.aetna.com, contains key information about Aetna's corporate governance policies in one simple, clear and easy-to-navigate location.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care products, serving approximately 13.7 million medical members, 11.8 million dental members and
11.7 million group insurance customers, as of December 31, 2002. The company has expansive nationwide networks of more than 552,000 health care services providers, including over 332,000 primary care and specialist physicians and 3,373 hospitals. For more information about Aetna, please visit the company's Web site at www.aetna.com.

Institutional Shareholder Services, Inc. is the world's leading provider of proxy voting and corporate governance services. ISS serves more than 950 institutional and corporate clients throughout North America and Europe with its core business -- analyzing proxies and issuing informed research and objective vote recommendations for more than 10,000 U.S. and 12,000 non-U.S. shareholder meetings each year.


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